UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 3, 2003

eUniverse, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0026355	06-1556248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6060 Center Drive, Suite #300 Los Angeles, California	90045
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 215-1001

N/A

(Former name or former address, if changed since last report)

Item 5.	Other Events and Regulation FD Disclosure

Attached hereto as Exhibit 99.1, and incorporated herein by reference, is a copy of the press release issued by eUniverse, Inc. on November 3, 2003, announcing an $8 million investment in eUniverse, Inc. by affiliates of VantagePoint Venture Partners.

Item 7.	Exhibits

Exhibit Number	Description

4.1	Certificate of Designation of Series C Convertible Preferred Stock of eUniverse, Inc., dated October 31, 2003.

4.2	Certificate of Designation of Series C-1 Convertible Preferred Stock of eUniverse, Inc., dated October 31, 2003.

99.1	Press release dated November 3, 2003 by eUniverse, Inc.

99.2	Series C Preferred Stock Purchase Agreement between eUniverse, Inc. and affiliates of VantagePoint Venture Partners, dated October 31, 2003.

99.3	Amended and Restated Convertible Secured Promissory Note between eUniverse, Inc. and VP Alpha Holdings IV, L.L.C., dated October 31, 2003.

99.4	Form of Warrant to Purchase Shares of Series C Preferred Stock issued to VP Alpha Holdings IV, L.L.C., dated October 31, 2003.

99.5	Voting Agreement between affiliates of Vantage Point Venture Partners, eUniverse, Inc. and certain stockholders, dated October 31, 2003.

99.6	550 DMV Consent and Waiver Agreement, dated October 31, 2003.

99.7	Registration Rights Agreement between eUniverse, Inc. and affiliates of VantagePoint Venture Partners, dated October 31, 2003.

99.8	Form of Director Indemnification Agreement for David Carlick and Andrew Sheehan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2003	eUniverse, Inc.

	By:	/s/ THOMAS J. FLAHIE
Thomas J. Flahie Chief Financial Officer